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                                                                     Exhibit 4.3

                             CERTIFICATE OF TRUST
                                      OF
                      DOMINION RESOURCES CAPITAL TRUST I



         THIS CERTIFICATE OF TRUST of Dominion Resources Capital Trust I (the "Trust"), dated as of October 31, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

         1.  Name. The name of the business trust formed hereby is Dominion
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Resources Capital Trust I.

         2.  Delaware Trustee. The name and business address of the trustee of
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the Trust with a principal place of business in the State of Delaware is Chase
Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

         3.  Effective Date. This Certificate of Trust shall be effective upon
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filing.

         IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.


                            CHASE MANHATTAN BANK DELAWARE,
                            not in its individual capacity
                            but solely as trustee of the Trust


                            By: /s/ Denis Kelly
                               --------------------------------
                               Name:  DENIS KELLY
                               Title: Trust Officer